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                           HOGAN & HARTSON, L.L.P
                              Columbia Square
                        555 Thirteenth Street, N.W.
                        Washington, D.C.  20004-1109
                               (202)-637-5600
                               (202) 637-5910


                                 September 17, 1997



The Board of Directors
The Mills Corporation
1300 Wilson Boulevard, Suite 400
Arlington, VA 22209

Ladies and Gentlemen:

         This firm has acted as counsel to The Mills Corporation, a Delaware real estate investment trust (the "Registrant"), in connection with its registration on Form S-8 (the "Registration Statement"), of an additional 2,500,000 shares of common stock, par value $.01 per share, issuable in connection with the Registrant's 1994 Executive Equity Incentive Plan, as amended (the "Plan"). This letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with such registration.

         For purposes of this opinion, we have examined copies of the following documents:

         1.   An executed copy of the Registration Statement.

         2. A copy of the Plan, as certified on the date hereof by the Secretary of the Registrant as being complete, accurate and in effect.

         3. The Amended and Restated Certificate of Incorporation of the Registrant, as amended, as certified by the Secretary of State of the State of Delaware on September 17, 1997, and as certified on the date hereof by the Secretary of the Registrant as being complete, accurate and in effect.

         4. The Amended and Restated Bylaws of the Registrant, as certified on the date hereof by the Secretary of the Registrant as being complete, accurate and in effect.

         5. Written Consent to Corporate Action by the Majority Stockholders of the Registrant, adopted on April 12, 1994, as certified by the Secretary of the Registrant on the date hereof as being complete, accurate and in effect, relating to authorization and approval of the Plan.

         6. Resolutions of the Executive Committee of the Registrant, adopted on May 30, 1997, as certified by the Secretary of the Registrant on the date hereof as being complete, accurate and in effect, relating to authorization of the filing of the Registration Statement.

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The Board of Directors
The Mills Corporation
September 17, 1997
Page 2


         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended (the
"DGCL"), and we express no opinion as to any other laws, statutes, regulations or ordinances.

         Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable under the DGCL.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for you use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                             Very truly yours,


                             /s/ Hogan & Hartson L.L.P.
                             --------------------------
                             HOGAN & HARTSON L.L.P.